SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC   20549


                           FORM 8K

                 Current Report Pursuant to
                   Section 13 or 15(d) of
             the Securities Exchange Act of 1934



 Date of Report   (Date of earliest event reported)   April
                          22, 1996


                       AGTsports, Inc.
     (Exact Name of Issuer as specified in its charter)


     Colorado__          ___0-21914___  _______84-
1022287______
(State or other               (Commission         (IRS
Employer File Number)
jurisdiction of                 File No.)
incorporation)


                6890 S. Tucson Way, Suite 202
                                                Englewood,
           Colorado  80112_______________________
      (Address of principal executive offices zip code)


                       (303)  792-5000
    (Registrant's telephone number, including area code)
                           FORM 8K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d)
                of the Securities Act of 1934

Item 1.  Changes in Control of Registrant.
      Not Applicable

Item 2.  Acquisition or Disposition of Assets.
      Not Applicable

Item 3.  Bankruptcy or Receivership.
      Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.
      Not Applicable

Item 5.  Other Events.
     The management of AGTsports (Australia) Limited, a wholly owned subsidiary of the Registrant, has been successful in raising some funds under the Prospectus Offering filed with the Australian Securities Commission but has been unable to raise sufficient amounts to reach the minimum required amount to break escrow. As a result, Management of the Registrant and of the Subsidiary have decided to close the offering as of April 19, 1996 and all money received will be returned forthwith. Management of both Companies are formulating an alternative plan to provide sufficient funding for the Subsidiary to begin to sell and install computer systems. The timing of the implementation of an alternative plan will be in part influenced by the Australian Securities Laws. There can be no assurances by Management of either Company of the success of this alternative plan.

Item 6.  Resignation of Registrant's Directors.
     Not Applicable

Item 7.  Financial Statements, Pro Forma Financial
Information
          and Exhibits.
     Not Applicable

Item 8.  Change in Fiscal Year.
     Not Applicable


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              AGTsports, Inc.

                              By:    /s/  T. Alan Walls___
                                     T. Alan Walls
                                     President

Dated:  April 22, 1996